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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of July 28, 2006, by and among VICOR TECHNOLOGIES, INC., a Delaware corporation ("Vicor"), SRKP 6, INC., a Delaware corporation ("SRKP"), and VICOR ACQUISITION CORP., a Delaware corporation ("MergerCo").

                                    RECITALS:

      WHEREAS, the Boards of Directors of Vicor, SRKP and MergerCo have determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of MergerCo with and into Vicor with Vicor as the surviving corporation (the "Merger ");

      WHEREAS, SRKP, as the sole stockholder of MergerCo, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law ("DGCL ") and the Bylaws of MergerCo;

      WHEREAS, pursuant to the Merger, among other things, the outstanding shares of capital stock of Vicor shall be converted into the Merger Consideration (as hereinafter defined) upon the Effective Time (as hereinafter defined);

      WHEREAS, the parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code ") and the regulations promulgated thereunder, and intend that the Merger and the transactions contemplated by this Agreement be undertaken pursuant to that plan; and

      WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and that SRKP, MergerCo and Vicor will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" has the meaning as defined in Rule 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

      "Certificate of Merger" shall mean the certificate of merger in substantially the form attached hereto AS Exhibit A.

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      "Convertible Note Private Offering" means the offer and sale by Vicor of
12.0% convertible promissory notes pursuant to a private placement offering exempt from the registration requirements under the Securities Act pursuant to Regulation D promulgated thereunder and otherwise in accordance with the pricing and other terms described in Vicor's Private Placement Memorandum dated July 7, 2006 (as supplemented).

      "Delaware General Corporation Law" or "DGCL" shall mean Title 8, Chapter 1 of the Delaware Code, as amended.

      "Environmental Laws" shall mean any and all laws (which were formerly effective, are effective currently, or are effective after the Effective Time, including any amendments thereto) relating in any way to protection or regulation of public health, human health, or the environment, including, but not limited to, ambient air, indoor air, surface water, ground water, other waters, land surface, subsurface strata, or occupational safety and health, including, but not limited to, those laws which are administered, interpreted, or enforced by the United States Environmental Protection Agency or state or local governmental agencies or authorities with jurisdiction over, and including common law in respect of, protection or regulation of public health, human health, or the environment, also including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), and the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq. ("RCRA"), and their state equivalents or analogs, and including, but limited to, all other Laws relating to the emission, discharge, disposal, spill, release, or threatened release of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

      "Excluded Convertible Notes" means those certain 12.0% Convertible Promissory Notes of Vicor issued during the period from January 1, 2006 through June 30, 2006 in the total principal amount of $1,750,000, as listed on Schedule 1 hereto.

      "Fully Diluted SRKP Capital Stock" means those shares of SRKP Common Stock
(a) issued and outstanding at and immediately after the Effective Time; (b) issuable upon conversion of SRKP Preferred Stock issued and outstanding at the Effective Time; (c) issuable upon conversion of all Convertible Securities assumed by SRKP at the Effective Time, including, without limitation, convertible securities sold pursuant to the Convertible Note Private Offering, but excluding the Excluded Convertible Notes; and (d) issuable upon exercise of all Warrants and Options assumed by SRKP at the Effective Time.

      "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

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      "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance, as those terms have been, are currently, or after the Effective Time are, regulated, or defined, by any applicable Environmental Laws, and (ii) any other chemical, pollutant, constituent, contaminant, substance, material, waste, petroleum, petroleum product, or oil, or similar or related items, that have been, are currently, or after the Effective Time are, regulated, or defined, by any applicable Environmental Laws. The term "Hazardous Material" shall specifically include (but is not limited to) asbestos or lead-based paint requiring abatement, removal, or encapsulation, or otherwise regulated, pursuant to the requirements of governmental agencies or authorities.

      "Knowledge" means, with respect to an individual, that such individual is actually aware of a particular fact or other matter, with no obligation to conduct any inquiry or other investigation to determine the accuracy of such fact or other matter. A Person other than an individual shall be deemed to have Knowledge of a particular fact or other matter if the officers, directors or other management Personnel of such Person had Knowledge of such fact or other matter.

      "Material Adverse Effect" shall, with respect to an entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

      "Merger Consideration" means that number of shares of SRKP Common Stock equal to the remainder of (i) the number of shares of Fully Diluted SRKP Capital Stock less (ii) the Retained Shares.

      "Operating Property" shall mean any property owned, leased, managed or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      "Original SRKP Shares" shall mean the shares of SRKP Common Stock which are outstanding immediately prior to the Effective Time.

      "Original SRKP Stockholders" shall mean the holders of the Original SRKP Shares as of the Effective Time.

      "Participation Facility" shall mean any facility or property in which such Party or Subsidiary holds a security interest (including an interest in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental authority or other entity.

      "Proxy Statement" shall mean the proxy statement used by Vicor to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of SRKP relating to the issuance of the SRKP Common Stock to holders of Vicor Common Stock.

      "Registration Statement" shall mean the registration statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by SRKP under the Securities Act with respect to the shares of SRKP Common Stock to be issued to the stockholders of Vicor in connection with the transactions contemplated by this Agreement.

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      "Retained Shares" means that number of shares equal to 8.3857% of the
Fully Diluted SRKP Capital Stock.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

      "SRKP Certificate of Designation" shall mean the certificate of designation setting forth all of the rights, preferences and other terms of the SRKP Preferred Stock in substantially the form attached hereto as Exhibit B.

      "SRKP Common Stock" shall mean the common stock, par value $.0001 per share, of SRKP.

      "SRKP Entity" shall mean SRKP and any SRKP Subsidiary (as defined herein).

      "SRKP Preferred Stock" shall mean the preferred stock, par value $.0001 per share, of SRKP.

      "SRKP Professional Fees" shall mean the aggregate amount of fees, costs and expenses of SRKP's attorneys, accountants and other service providers incurred by SRKP on or prior to the Effective Date.

      "Subsidiary" shall, with respect to any Person, mean (i) each corporation in which such Person owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and (ii) any other Person in which such Person owns at least a majority voting interest, and shall, in each case, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such Person.

      "Vicor Common Stock" shall mean the common stock, par value $.0001 per share, of Vicor.

      "Vicor Entity" shall mean Vicor and any Vicor Subsidiary.

      "Vicor Preferred Stock" shall mean the preferred stock, par value $.0001 per share, of Vicor.

      "WestPark Shares" means such number of shares of SRKP Common Stock equal to 1.6143% of the Fully Diluted SRKP Capital Stock that will be issued to WestPark Capital, Inc. immediately after the Effective Time, as provided in that certain letter agreement dated June 8, 2006, as amended by the letter agreement dated as of July 28, 2006, between WestPark Capital, Inc. and Vicor.

                                   ARTICLE II
                                     MERGER

      Subject to the satisfaction or waiver of the conditions set forth in
Article VII hereof, at the Effective Time, (i) MergerCo will merge with and into Vicor, and (ii) Vicor will become a wholly-owned subsidiary of SRKP. The term "Surviving Company" as used herein shall mean Vicor, as a wholly-owned subsidiary of SRKP after giving effect to the Merger. The Merger will be effected pursuant to the Certificate of Merger in accordance with the provisions of, and with the effect provided in, Section 251 of the DGCL.

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      2.1 EFFECTS OF MERGER.

            (a) From and after the Effective Time (as defined herein) and until further amended in accordance with law, (i) the Certificate of Incorporation of Vicor as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, and (ii) the Bylaws of Vicor as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

            (b) SRKP, Vicor, and MergerCo shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either Vicor or MergerCo, the officers of the Surviving Company are fully authorized in the name of SRKP, Vicor and MergerCo or otherwise to take, and shall take, all such lawful and necessary action.

            (c) Subject to the provisions of Article VII and Article VIII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place on or before December 31, 2006 (the "Closing Date") or such other time as Vicor and SRKP mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in Article VII, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. The Closing shall be held at such location as may be mutually agreed upon by the parties or may be conducted by mail or facsimile as may be mutually agreed upon by the parties. On the Closing Date, or as soon thereafter as practicable, to effect the Merger, the parties hereto will cause the Certificate of Merger to be filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall be effective when the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Certificate of Merger is filed with the Delaware Secretary of State.

      2.2 EFFECT ON VICOR CAPITAL STOCK AND MERGERCO. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective
Time:

            (a) The aggregate merger consideration or aggregate consideration to be issued in the Merger, which shall include: (i) shares to be issued at the Effective Time to holders of Vicor Common Stock and Vicor Preferred Stock (the "Merger Consideration Shares"), plus (ii) the number of shares to be reserved for issuance by SRKP upon the exercise of any Options, Warrants and Convertible Securities (the "Merger Consideration Reserved Shares"), will be that number of shares of SRKP Common Stock constituting the Merger Consideration.

            (b) Each share of Vicor Common Stock issued and outstanding immediately prior to the Effective Time (other than shares extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into the right to receive and exchangeable for that number of fully paid and nonassessable shares of SRKP Common Stock equal to the Exchange Ratio (as defined herein), rounded to the nearest whole share;

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            (c) Each share of Vicor Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares extinguished pursuant to this Section 2.2 and Dissenting Shares) shall automatically be converted into the right to receive and exchangeable for that number of fully paid and nonassessable shares of SRKP Preferred Stock equal to the Exchange Ratio, rounded to the nearest whole share;

            (d) The "Exchange Ratio" shall be equal to two (2). Notwithstanding this Exchange Ratio and notwithstanding any provision of this Agreement to the contrary, SRKP shall, promptly after the conclusion of the Warrant and Option Program and prior to the Effective Time, make all adjustments of any kind as may be required or appropriate to ensure that as of the Effective Time and immediately after the Effective Time: (i) the Original SRKP Stockholders hold a total number of shares of SRKP Common Stock equal to the Retained Shares; and
(ii) the total number of the Retained Shares and WestPark Shares will equal 10.0% of the Fully Diluted SRKP Capital Stock. The Retained Shares shall consist solely of the shares of SRKP Common Stock held by the Original SRKP Stockholders at the Effective Time. The parties hereto covenant and agree that they shall promptly perform all actions and execute and deliver all documents and certificates as may be required or desired by any party hereto to fully effect the intent of this Section 2.2(d). The parties hereto further covenant, acknowledge and agree that it is their intent that the Original SRKP Stockholders will own, at the Effective Time and immediately after the consummation of the Merger (and for the avoidance of doubt, after the conclusion of all related adjustments contemplated in this Section 2.2(d) and after termination of the Warrant and Option Program (as defined herein)), the Retained Shares.

            (e) All shares of Vicor Common Stock and Vicor Preferred Stock held at the Effective Time as treasury stock will be canceled and no consideration will be paid with respect to those shares;

            (f) No fractional shares of SRKP Common Stock shall be issued in the Merger. If the number of shares a holder of Vicor Common Stock or Vicor Preferred Stock holds immediately before the Closing multiplied by the Exchange Ratio would result in the issuance of a fractional share of SRKP Common Stock, that product will be rounded down to the nearest whole number of shares of SRKP Common Stock if it is less than the fraction of one-half of one (0.5) share of SRKP Common Stock or rounded up to the nearest whole number of shares of SRKP Common Stock if the said product is equal to or greater than the fraction of one-half of one (0.5) share of SRKP Common Stock;

            (g) Each share of Vicor Common Stock and Vicor Preferred Stock issued and outstanding immediately prior to the Effective Time and owned by MergerCo or SRKP, if any, shall be cancelled and extinguished without any conversion thereof and no consideration shall be paid with respect thereto, and each holder of a certificate representing any such shares of Vicor Common Stock or Vicor Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration per share upon the surrender of such certificate in accordance with Section 2.4, without any interest thereon, subject to any applicable withholding tax;

            (h) All shares of common stock, $0.0001 par value per share, of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Company;

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            (i) At the Effective Time, SRKP shall assume all of Vicor's rights and obligations under the outstanding stock options to purchase shares of Vicor Common Stock, pursuant to Vicor's 2002 Stock Option Plan (the "Stock Option Plan"), which were granted by Vicor before termination of the Warrant and Option Program (as defined herein) and which have not before the Effective Date been exercised, cancelled, exchanged pursuant to the Warrant and Option Program, terminated or expired (collectively, the "Options"). The Options shall be assumed in accordance with the terms and conditions of the Stock Option Plan, except that, from and after the Effective Time: (i) all actions to be taken under the Stock Option Plan or the Options by the Board of Directors of Vicor or a committee thereof shall be taken by the Board of Directors of SRKP or a committee thereof, (ii) each Option shall evidence the right to purchase a number of shares of SRKP Common Stock (rounded up or down to the nearest whole share) multiplied by the Exchange Ratio, (iii) the new option price for each share of SRKP Common Stock issuable upon exercise of an Option shall be determined by dividing the option exercise price immediately prior to the Effective Date by the Exchange Ratio (rounded up or down to the nearest cent) and (iv) all references in the Options and the Stock Option Plan to Vicor and Vicor Common Stock shall be deemed to be references to SRKP and SRKP Common Stock, respectively, after giving effect to the adjustments pursuant to clauses
(ii) and (iii). Notwithstanding the provisions set forth in clause (iii) above, with respect to each Option intended to be an "incentive stock option" under
Section 422 of the Code, if the new option price calculated pursuant to clause
(iii) would cause any such Option not to satisfy the requirements of Section 424(a) of the Code and Treasury Regulation ss. 1.425-1(a)(1)(i), the new exercise price with respect to that Option will be increased to the minimum price that it could be and still satisfy the requirements of that regulation. SRKP agrees to use its commercially reasonable efforts to take such other steps as are necessary to ensure that those Options, if any, which are deemed "incentive stock options" under Section 422 of the Code remain "incentive stock options."

            (j) At the Effective Time, SRKP shall assume the rights and obligations under all outstanding convertible securities (other than the Vicor Preferred Stock), the ("Convertible Securities"), if any, issued by Vicor that are convertible into Vicor Common Stock or Vicor Preferred Stock. The Convertible Securities shall be assumed in accordance with their terms and conditions. Each Convertible Security shall, from and after the Effective Time, evidence the right to receive, upon conversion, a number of shares of SRKP Common Stock or SRKP Preferred Stock, as applicable (in either event, rounded up or down to the nearest whole share) equal to the number of shares of Vicor Common Stock or Vicor Preferred Stock, as applicable, into which such Convertible Security is convertible immediately prior to the Effective Time multiplied by the Exchange Ratio. The new conversion price applicable to each such Convertible Security shall be determined by dividing the conversion price immediately prior to the Effective Time by the Exchange Ratio. All references in the Convertible Securities to Vicor, Vicor Common Stock and Vicor Preferred Stock shall be deemed to be references to SRKP, SRKP Common Stock and SRKP Preferred Stock, respectively, after giving effect to the adjustments pursuant to this Section.

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            (k) At the Effective Time, SRKP shall assume the rights and obligations under Vicor's outstanding warrants, if any, to purchase shares of Vicor Common Stock that were granted by Vicor before the termination of the Warrant and Option Program and that were not exercised, cancelled, exchanged pursuant to the Warrant and Option Program, terminated or expired (collectively, the "Warrants"). The Warrants shall be assumed in accordance with their terms and conditions. Each Warrant shall, from and after the Effective Time, evidence the right to purchase a number of shares of SRKP Common Stock (rounded to the nearest whole share) equal to the number of shares of Vicor Common Stock into which such Warrant is exercisable immediately prior to the Effective Date multiplied by the Exchange Ratio. The new exercise price of any Warrant shall be determined by dividing the exercise price of that Warrants immediately prior to the Effective Date by the Exchange Ratio. All references in the Warrants to Vicor and Vicor Common Stock shall be deemed to be references to SRKP and SRKP Common Stock, respectively, after giving effect to the adjustments pursuant to this Section.

      2.3 RIGHTS OF HOLDERS OF VICOR CAPITAL STOCK.

            (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of Vicor Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of SRKP Common Stock into which such shares of Vicor Common Stock shall have been converted pursuant to Section 2.2 above. The record holder of each such outstanding certificate representing shares of Vicor Common Stock, shall, after the Effective Date, be entitled to vote the shares of SRKP Common Stock into which such shares of Vicor Common Stock shall have been converted on any matters on which the holders of record of SRKP Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of Vicor Common Stock, SRKP may rely conclusively upon the record of stockholders maintained by Vicor containing the names and addresses of the holders of record of Vicor Common Stock on the Effective Date.

            (b) On and after the Effective Date, each share of Vicor Preferred Stock outstanding immediately prior to the Effective Time (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2), each of which shall be uncertificated as of the Effective Date, as recorded on the books and records of Vicor, shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of SRKP Preferred Stock into which such shares of Vicor Preferred Stock shall have been converted pursuant to
Section 2.2 above. Shares of the SRKP Preferred Stock shall have the terms, rights and preferences substantially set forth in the Certificate of Designation. The record holder of each such share of Vicor Preferred Stock, shall, after the Effective Date, be entitled to vote the shares of SRKP Preferred Stock into which such shares of Vicor Preferred Stock shall have been converted on any matters on which the holders of record of SRKP Preferred Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to the ownership of Vicor Preferred Stock, SRKP may rely conclusively upon the record of stockholders maintained by Vicor containing the names and addresses of the holders of record of Vicor Preferred Stock on the Effective Date.

      2.4 PROCEDURE FOR EXCHANGE OF VICOR SECURITIES.

            (a) After the Effective Time, holders of certificates theretofore evidencing outstanding shares of Vicor Common Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2), upon surrender of such certificates to the Secretary of SRKP, shall be entitled to receive certificates representing the number of shares of SRKP Common Stock into which shares of Vicor Common Stock theretofore represented by the certificates so surrendered are exchangeable as provided in Section 2.2(a) hereof. SRKP shall not be obligated to deliver any such shares of SRKP Common Stock to which any

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former holder of shares of Vicor Common Stock is entitled until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing Vicor Common Stock shall be canceled. If there is a transfer of Vicor Common Stock ownership which is not registered in the transfer records of Vicor, a certificate representing the proper number of shares of SRKP Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of SRKP, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of SRKP Common Stock to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of SRKP that such tax has been paid or is not applicable, and (z) the issuance of such SRKP Common Stock shall not, in the sole discretion of SRKP, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of SRKP Common Stock that will result from the Merger.

            (b) For each outstanding share of Vicor Preferred Stock recorded on the books and records of Vicor immediately prior to Effective Time (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2), SRKP shall record in its books and records, immediately after the Effective Time (or as soon thereafter as reasonably practicable), in the respective name of such holder as set forth in the Vicor books and records, the number of shares of SRKP Preferred Stock into which the shares of Vicor Preferred Stock are exchangeable as provided in Section 2.2(a) hereof. If there is a transfer of Vicor Preferred Stock ownership which is not registered in the transfer records of Vicor, the proper number of shares of SRKP Preferred Stock subject to such transfer may be recorded in the name of a Person other than the Person in whose name the shares so surrendered are registered if: (x) upon presentation to the Secretary of SRKP, the transfer of such shares shall be properly endorsed or otherwise be in proper form for transfer, (y) the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of SRKP Preferred Stock to a Person other than the registered holder of such shares or establish to the reasonable satisfaction of SRKP that such tax has been paid or is not applicable, and (z) the issuance of such SRKP Preferred Stock shall not, in the sole discretion of SRKP, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of SRKP Preferred Stock that will result from the Merger.

            (c) All shares of SRKP Common Stock and SRKP Preferred Stock issued upon the surrender for exchange of Vicor Common Stock and Vicor Preferred Stock, respectively, in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Vicor Common Stock and Vicor Preferred Stock, respectively.

            (d) In the event any certificate for Vicor Common Stock or any certificate or similar instrument evidencing Vicor Preferred Stock, Options, Warrants or Convertible Securities shall have been lost, stolen or destroyed, SRKP shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of the SRKP Common Stock or SRKP Preferred Stock, as applicable, as may be required pursuant to this Agreement.

      2.5 DISSENTING SHARES. Shares of capital stock of Vicor held by stockholders of Vicor who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent a right to receive shares of SRKP Common Stock or SRKP Preferred Stock, as applicable, pursuant to Section 2.2 above, but the holders thereof shall be entitled only to

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such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting
Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and exchanged, as of the Effective Time, into and represent the right to receive from SRKP shares of SRKP Common Stock or SRKP Preferred Stock, as applicable, as provided in
Section 2.2 above. Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company.

      2.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, the directors and officers of the Surviving Company shall be the Persons who were directors and officers of Vicor immediately prior to the Effective Time, respectively. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law. If, at or after the Effective Time, a vacancy shall exist on the board of directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Company.

      2.7 DIRECTORS AND OFFICERS OF SRKP. At the Closing, the Board of Directors of SRKP shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following action, to be effective upon the Effective Time: (i) increase the size of the Board of Directors of SRKP to five (5) Persons; (ii) elect to the Board of Directors of SRKP the Persons who were directors of Vicor immediately prior to the Closing; and (iii) appoint as the officers of SRKP those who were the officers of Vicor immediately prior to the Closing, or, in either case with regard to clauses (ii) and (iii), such other Persons designated by Vicor. All of the Persons serving as directors of SRKP immediately prior to the Closing shall resign immediately following the election of the new directors, and the officers of SRKP immediately prior to the Closing shall resign at the Closing from all of their positions with SRKP, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, SRKP shall take all action reasonably requested by Vicor, that is reasonably necessary to effect any such election or appointment of the designees of Vicor to SRKP's Board of Directors, including promptly hereafter mailing to SRKP's stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Vicor shall supply SRKP all information with respect to it and its nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.7 are in addition to and shall not limit any rights which Vicor or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of SRKP as a matter of law with respect to the election of directors or otherwise. Immediately after the Effective Time, the newly-constituted board of directors of SRKP will appoint the officers of Vicor immediately prior to the Effective Time as the officers of SRKP. The newly-appointed directors and officers of SRKP shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Company and applicable law.

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      2.8 NAME CHANGE. Upon the Effective Time, SRKP shall take all actions and make all filings necessary to change its corporate name to Vicor Technologies, Inc.

      2.9 WARRANT AND OPTION PROGRAM. Subject to the terms hereof, prior to the Effective Date Vicor shall offer (the "Warrant and Option Program") to all of the holders of its outstanding Warrants and Options the right to exercise such Warrants and Options on a "cashless" basis. The Warrant and Option Program shall be terminated no later than five (5) business days before the Closing Date. Under this Warrant and Option Program these holders shall have the right to exercise all, but not less than all, of their outstanding Warrants and Options and receive shares of SRKP Common Stock. Any such exercise shall be deemed to occur as of the Effective Date. Any holder who elects to participate in this Warrant and Option Program shall be deemed to have (a) exercised a portion (as required to pay for the exercise of the Warrants or Options described in Section 2.9(b)) of his existing Warrants or Options, as applicable, at the Deemed Exercise Price (as defined herein), and (b) to have used the proceeds of such exercise to pay for the exercise price of the remaining Warrants or Options that he exercises under the Warrant and Option Program. The "Deemed Exercise Price" shall mean $5.00 for all calculations performed prior to the Effective Time, but shall be adjusted to $2.50 for all calculations performed as of or after the Effective Time. All parties to this Agreement hereby agree and acknowledge that participation in the Warrant and Exercise Program is totally voluntary for each Holder of Warrants or Options and that no party hereto can compel any such holder to participate in the Warrant and Option Program.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF VICOR

      Except as otherwise specifically disclosed on the Vicor Disclosure Schedule (the "Vicor Disclosure Schedule") attached hereto as Exhibit "C", Vicor hereby represents and warrants to SRKP as follows:

      3.1 ORGANIZATION AND DUE AUTHORIZATION; AUTHORITY. Vicor is, and on the Effective Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Vicor has the corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Vicor has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of Vicor, enforceable against Vicor in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any such proceeding may be brought). Except for the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Vicor for the consummation by Vicor of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Vicor, or adversely affect the consummation of the transactions contemplated hereby.

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      3.2 NO CONFLICTS. Vicor is not subject to, or obligated under, any provision of (i) its Certificate of Incorporation or Bylaws, (ii) any agreement, arrangement or understanding or (iii) any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on Vicor.

      3.3 CAPITALIZATION.

            (a) As of the date hereof, Vicor is, and on the Effective Date will be, authorized to issue 15,000,000 shares of Vicor Common Stock, par value $0.0001 per share, and 5,000,000 shares of Vicor Preferred Stock, par value $0.0001 per share, of which 7,190,955 shares of Vicor Common Stock and 78,796 shares of Vicor Preferred Stock are currently issued and outstanding. As of the date hereof, Vicor has issued warrants to purchase a total of 4,461,714 shares of Vicor Common Stock and stock options to purchase 310,000 shares of Vicor Common Stock, and as of the Effective Date, Vicor will have issued warrants and options to purchase no more than the foregoing number of shares of Vicor Common Stock. As of the date hereof, Vicor has issued two classes of promissory notes convertible into Vicor Common Stock as follows: (i) 10% convertible promissory notes, which are convertible into 135,556 shares of Vicor Common Stock, and (ii) the Excluded Convertible Notes, whose conversion price is currently indeterminate. During the period commencing on the date hereof and ending on the date of the initial filing of the Registration Statement (defined in Section 6.6 hereof), Vicor may offer and sell convertible promissory notes (the "Current Notes") pursuant to the Convertible Note Offering (all in accordance with the terms thereof). All Current Notes that may be offered and sold pursuant to the Convertible Note Offering will be convertible into a maximum of approximately 650,602 shares of Vicor Common Stock in the aggregate. The issued and outstanding shares of capital stock of Vicor are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to Vicor's Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. Vicor has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. The Vicor Disclosure Schedule sets forth the outstanding capitalization of Vicor on the Effective Date, including a list of all security holders of Vicor. Except as set forth in this Section 3.3, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Vicor and there are no rights, subscriptions, warrants, options, calls, rights, convertible securities, conversion rights, arrangements, agreements or undertakings of any kind outstanding to purchase or otherwise acquire from Vicor any shares of capital stock or other securities of Vicor of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require Vicor to repurchase or otherwise acquire any shares of its capital stock, or other agreements or arrangements with or among any security holders of Vicor.

            (b) Vicor is not a party to, and to Vicor's Knowledge, there does not exist, any voting trusts, proxies, or other contracts with respect to the voting shares of capital stock of Vicor.

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      3.4 FINANCIAL STATEMENTS. Vicor has made available to SRKP audited consolidated balance sheets of Vicor as of December 31, 2004 and 2005, and the related audited consolidated statements of operations, changes in stockholders' equity (net capital deficiency), and cash flows for the years then ended and from inception of Vicor to such date (the "Vicor Financial Statements") and its unaudited consolidated balance sheet as of March 31, 2006 and the related unaudited consolidated statements of operations, changes in stockholders' equity (net capital deficiency), and cash flows for the period then ended (the "Vicor Interim Financial Statements"). The Vicor Financial Statements and the Vicor Interim Financial Statements were prepared in accordance with accounting principles generally accepted in the United States applied on a basis consistent throughout all periods involved.

      3.5 LITIGATION. There is no Litigation instituted or pending, or, to the Knowledge of Vicor, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Vicor, or against any director or employee of Vicor, in their capacity as such, or against any asset, interest, or right of any of them, nor are there any orders, judgments or decrees issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign outstanding against Vicor. To the Knowledge of Vicor, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving Vicor, or Vicor's officers, directors, employees or affiliates, individually or in the aggregate.

      3.6 SUBSIDIARIES. Vicor's sole Subsidiaries (the "Vicor Subsidiaries") are Nonlinear Medicine, Inc., a Delaware corporation, and Stasys Technologies, Inc., a Delaware corporation.

      3.7 NO BROKERS OR FINDERS. None of Vicor or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

      3.8 TAX MATTERS.

            (a) Filing of Tax Returns. Vicor has timely filed with the appropriate taxing authorities all returns, declarations, reports, estimates, information returns, statements and other documents, ("Vicor Returns"), required to be filed in respect of Taxes or required to be filed or sent by it by any taxing authority having jurisdiction, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing through the date hereof. All such Vicor Returns were, and the information contained therein was, complete and accurate in all respects. Vicor has not requested any extension of time within which to file Vicor Returns (including, without limitation, information returns) in respect of any Taxes. Vicor has made available to SRKP copies of such portions of the federal, state, foreign and local income tax returns of Vicor since inception. Neither Vicor nor any Vicor Subsidiary has derived income from or operated a trade or business in any foreign country, state or locality.

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            (b) Payment of Taxes. All Taxes in respect of periods beginning before the date hereof (i) if due and payable, have been timely paid, (ii) if not yet due and payable, have an adequate reserve established therefor in accordance with Vicor management's estimate of the taxes owed and in accordance with GAAP as of the Closing Date or (iii) are being contested in good faith by Vicor pursuant to appropriate proceedings which are being diligently pursued and an adequate reserve therefor has been established in accordance with GAAP, as set forth in Section 3.8(b) of the Vicor Disclosure Schedule. Vicor does not have any material liability for Taxes in excess of the amounts so paid or reserves so established in accordance with (b)(i) or (b)(ii) above. Vicor has, within the time and manner prescribed by applicable law, rules and regulations, withheld and paid over to the proper taxing or other governmental authorities all Taxes required to be withheld and paid over. Except (i) acts, events or omissions that are ordinary business activities, (ii) to the extent relating to income Vicor receives after the Closing, or (iii) as set forth in Section 3.8(b) of the Vicor Disclosure Schedule, to the Knowledge of Vicor, no acts, events or omissions have occurred on or before the Closing Date that would result in material Taxes for which Vicor or any Vicor Subsidiary is or may become liable that will apply in a period or a portion thereof beginning on or after the Closing Date.

            (c) Audit History. Except as set forth in Section 3.8(c) of the Vicor Disclosure Schedule, there are no deficiencies for Taxes claimed, proposed or assessed that have not yet been fully and finally resolved and, if such resolution required payment of any Taxes, such payment has been made. Except as set forth in Section 3.8(c) of the Vicor Disclosure Schedule, there are no pending or, to Vicor's Knowledge, threatened audits, investigations or claims for or relating to Taxes, and there are no matters under discussion with any taxing or other governmental authority with respect to Taxes, in each case, that, in the reasonable judgment of Vicor or their tax advisers, are likely to result in a Material additional amount of Taxes. Audits of federal, state, foreign and local returns for Taxes of Vicor by the relevant taxing authorities within the past 5 years have been completed for each period set forth in Section 3.8(c) of the Vicor Disclosure Schedule. Except as set forth in Section 3.8(c) of the Vicor Disclosure Schedule, no extension of a statute of limitations relating to Taxes is in effect with respect to Vicor.

            (d) Tax Elections.

                  (1) All material elections with respect to Taxes affecting
            Vicor that are effective as of the date hereof are set forth in
            Section 3.8(d) of the Vicor Disclosure Schedule.

                  (2) Vicor: (i) has not agreed, or is not required, to make any adjustment under ss. 481(a) of the Code that would be applicable to any taxable period ending after the Closing Date by reason of a change in accounting method or otherwise; (ii) has made an election or is required, to treat any asset of either Vicor or a Vicor Subsidiary as owned by another Person pursuant to the provisions of ss. 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before enactment of the Tax Reform Act of 1986, (iii) owns tax-exempt bond financed property within the meaning of ss. 168(g) of the Code, or (iv) owns tax-exempt use property within the meaning of ss. 168(h)(1) of the Code.

            (e) Asset Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any Assets of either Vicor or any Vicor Subsidiary.

            (f) Tax Rulings/Binding Agreement. Vicor has not requested or received any ruling from any taxing authority, or signed any binding agreement with any taxing authority (including, without limitation, any advance pricing agreement), that would materially adversely affect the amount of Taxes after the Closing Date.

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            (g) Power of Attorney. Except as set forth in Section 3.8(g) of the
Vicor Disclosure Schedule, there is no power of attorney currently in force granted by Vicor relating to Taxes.

            (h) Prior Affiliated Groups. Section 3.8(h) of the Vicor Disclosure Schedule lists all combined consolidated or unitary groups (other than the consolidated or unitary group of which Vicor is the parent) of which each Vicor Entity has been a member and which has filed a combined, consolidated or unitary return for federal, state, local or foreign tax purposes.

            (i) Tax-Sharing Agreements. Vicor is not a party to a tax-sharing agreement or any similar arrangement.

            (j) Existing Partnerships and Single Member LLCs. Neither Vicor nor any Vicor Subsidiary (i) is subject to any joint venture, partnership or other agreement or arrangement which is treated as a partnership for federal income tax purposes, or (ii) owns a single member limited liability company which is treated as a disregarded entity.

            (k) Parachute Payments. Neither Vicor nor any Vicor Subsidiary has made or become obligated to make, or will, as a result of any event connected with the merger of Vicor with MergerCo or any other transaction contemplated herein, make or become obligated to make, any "excess parachute payment" as defined in ss. 280G of the Code.

            (l) Balance of Intercompany Items. All items of income, gain, deduction or loss from an intercompany transaction will be taken into account as of the Closing Date under the matching and acceleration rules of Treas. Reg. ss. 1.1502-13.

            (m) Debt or Stock of Acquiring Group. Neither Vicor nor any Vicor Subsidiary owns any debt obligation of a SRKP Entity or any SRKP Capital Stock.

            (n) Compliance with ss. 6038A. Each Vicor Entity has complied with all applicable reporting and record-keeping requirements under ss. 6038A of the Code with respect to certain foreign-owned companies and transactions with certain related parties.

            (o) FIRPTA. Neither Vicor nor any Vicor Subsidiary is a "foreign Person" as defined in ss. 1445(f)(3) of the Code.

            (p) Permanent Establishment. Neither Vicor nor any Vicor Subsidiary has, or has had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and any such foreign country.

            (q) Security for Tax-Exempt Obligations. None of the Assets of either Vicor or any Vicor Subsidiary directly or indirectly secures any debt, the interest on which is tax-exempt under ss. 103(a) of the Code.

            (r) U.S. Real Property Holding Corporation. Neither Vicor nor any Vicor Subsidiary is, or has been, a United States real property holding corporation (as defined in ss. 897(c)(2) of the Code) during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Code.

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            (s) Unpaid Tax. The unpaid Taxes of each of Vicor and any Vicor
Subsidiary do not exceed the reserve for Taxes based upon Vicor management's estimates of the Taxes owed (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the most recent Vicor Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Vicor.

            (t) Tax Ownership. Each asset with respect to which either Vicor or any Vicor Subsidiary claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by such entity.

            (u) Timing Differences. No item of income or gain reported by either Vicor or any Vicor Subsidiary for financial accounting purposes in any pre-Closing period is required to be included in taxable income for a post-Closing period except to the extent that a reserve has been established on the books and financial statements of Vicor to reflect timing differences between book and Tax income.

      3.9 CONTRACTS AND COMMITMENTS. Except as contemplated herein, Vicor is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which are currently in effect.

      3.10 AFFILIATE TRANSACTIONS. No officer, director or employee of Vicor, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq National or Small Cap Markets, or in an over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) (collectively "Vicor Insiders"), has any agreement with Vicor or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Vicor (other than ownership of capital stock of Vicor Subsidiaries). Vicor is not indebted to any Vicor Insider (except for reimbursement of ordinary business expenses) and no Vicor Insider is indebted to Vicor) except for cash advances for ordinary business expenses). No Vicor Insider has any direct or indirect interest in any competitor, supplier or customer of Vicor or in any Person, firm or entity from whom or to whom Vicor leases any property, or in any other Person, firm or entity with whom Vicor transacts business of any nature. For purposes of this
Section 4.11, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

      3.11 COMPLIANCE WITH LAWS; PERMITS.

            (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on Vicor, Vicor and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against Vicor, and Vicor has not received any notice, alleging a violation of any such laws, regulations or other requirements. Vicor is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Vicor after it acquires Vicor's properties, assets and business.

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            (b) Vicor has no licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are, required or necessary to its operations and business.

      3.12 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Vicor, complete copies of which have been made available to SRKP, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, have a Material Adverse Effect on Vicor. At the Closing, all of Vicor's records will be in the possession of SRKP.

      3.13 REAL PROPERTY. Vicor does not own or lease any real property except as otherwise disclosed in Section 3.13 of the Vicor Disclosure Schedule.

      3.14 INSURANCE. Vicor does not own or maintain any insurance policies except as otherwise disclosed in Section 3.14 of the Vicor Disclosure Schedule.

      3.15 NO UNDISCLOSED LIABILITIES. Vicor has no liabilities except liabilities which are accrued or reserved against in the consolidated balance sheets of Vicor as of December 31, 2005, included in the Vicor Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Vicor has not incurred or paid any liability since December 31, 2005, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Vicor or (ii) in connection with the transactions contemplated by this Agreement.

      3.16 ENVIRONMENTAL MATTERS.

            (a) Vicor, its Operating Properties and its Participation Facilities are and have been in compliance with all Environmental Laws.

            (b) There has not occurred, nor is there presently occurring, nor is there any basis for the occurrence of, any emission, release, discharge, spill, or disposal, or any threatened emission, release, discharge, spill, or disposal, of any Hazardous Material at, in, on, upon, about, into, beneath, adjacent to, or affecting (or potentially affecting) any respective current or former properties of Vicor, its Operating Properties and its Participation Facilities, that was caused by, contributed to, exacerbated by, or otherwise affected or adversely affected by (or potentially affected or adversely affected by), the acts or omissions of Vicor, its Operating Properties or, to the Knowledge of Vicor, its Participation Facilities, including, but not limited to, (i) in an amount requiring, or reasonably requiring, a notice, notification, or report to be made to a governmental agency or authority pursuant to Environmental Laws or
(ii) in violation or noncompliance, or alleged violation or noncompliance, of Environmental Laws.

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            (c) Vicor, its Operating Properties and its Participation Facilities
have not, at any time, generated, manufactured, processed, distributed, treated, stored, transported, used or handled or disposed of or arranged for the disposal of Hazardous Material at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Material or (ii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or on its state equivalent or analog or on any other list of hazardous waste sites maintained by a governmental agency or authority, or (y) the United States Environmental Protection Agency or the relevant state agency or other governmental agency or authority has notified Vicor, any of its Operating Properties or any of its Participation Facilities that such governmental agency or authority has proposed or is proposing to place such site on the National Priorities List or on its state equivalent or analog or on any other list of hazardous waste sites maintained by a governmental agency or authority, nor is there any basis for the above.

            (d) There is no litigation pending, or to the Knowledge of Vicor, threatened to occur, before any court, governmental agency or authority, or any other forum, in which any Vicor, its respective Operating Properties or, to the Knowledge of Vicor, their respective Participation Facilities, has been or, with respect to threatened litigation, may be named as a defendant or respondent (i) for violation or noncompliance, or alleged violation or noncompliance, with any Environmental Laws or (ii) relating to the emission, release, discharge, spill, or disposal or threatened emission, release, discharge, spill, or disposal of any Hazardous Material at, in, on, upon, about, into, beneath, adjacent to, or affecting (or potentially affecting) the environment, whether or not occurring at, in, on, into, upon, beneath, about, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Vicor or its Operating Properties or Participation Facilities.

            (e) There are no non-compliance orders, warning letters, or notices of violation (collectively, "Notices") pending, nor to the Knowledge of Vicor is there a basis for any Notices, before any court, governmental agency or authority, or any other forum, in which Vicor or its Operating Properties or, to the Knowledge of Vicor, its Participation Facilities, has been or, with respect to threatened Notices, may be named as a defendant or respondent (i) for violation or noncompliance, or alleged violation or noncompliance, with any Environmental Laws, or (ii) relating to the emission, release, discharge, spill, or disposal or threatened emission, release, discharge, spill, or disposal of any Hazardous Material at, in, on, upon, about, into, beneath, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Vicor or its Operating Properties or Participation Facilities.

      3.17 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in Section 3.17 the Vicor Disclosure Schedule or as otherwise contemplated by this Agreement, since December 31, 2005, Vicor has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be: (a) any event having a Material Adverse Effect on Vicor, (b) any event that would reasonably be expected to prevent or materially delay the performance of Vicor's obligations pursuant to this Agreement, (c) any material change by Vicor in its accounting methods, principles or practices, (d) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of Vicor or any redemption, purchase or

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other acquisition of any of Vicor's securities, (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of Vicor, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Vicor, (f) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by Vicor, (g) any amendment to the Certificate of Incorporation or Bylaws of Vicor, (h) other than in the ordinary course of business consistent with past practice, any (i) capital expenditures by Vicor,
(ii) purchase, sale, assignment or transfer of any material assets by Vicor,
(iii) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of Vicor, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on Vicor, or (iv) cancellation, compromise, release or waiver by Vicor of any rights of material value or any material debts or claims, (ix) any incurrence by Vicor of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Vicor, (xi) entry by Vicor into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which Vicor is a party or by which any of them is bound, (xiii) entry by Vicor into any loan or other transaction with any officers, directors or employees of Vicor, (xiv) any charitable or other capital contribution by Vicor or pledge therefore, (xv) entry by Vicor into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by Vicor to do any of the things described in the preceding clauses (i) through (xv).

      3.18 EMPLOYEE BENEFIT PLANS.

      Except as otherwise disclosed in Section 3.18 of the Vicor Disclosure
Schedule:

            (a) Vicor does not have any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, other written employee programs, arrangements, or agreements, including any employment agreement which may itself contain such provisions, medical, vision, dental, or other health plans, other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, that is currently, or has ever been, maintained by Vicor or with respect to which Vicor has an obligation to contribute, or which is otherwise in effect.

            (b) No director, officer, or employee of Vicor will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) solely as a result of consummation of the transactions contemplated by this Agreement.

      3.19 EMPLOYEES. Except as disclosed in Section 3.19 of the Vicor Disclosure Schedule, Vicor has no employees.

      3.20 PROPRIETARY INFORMATION AND INVENTIONS. No current Vicor employee, consultant, and advisory board member is party to either a non-disclosure agreement or an alternative employment agreement with Vicor containing comparable non-disclosure provisions.

      3.21 INTELLECTUAL PROPERTY.

            (a) Except as set forth in Section 3.21 of the Vicor Disclosure Schedule, Vicor does not own or license the right to use any (i) Patents, (ii) Copyrights, (iii) Trademarks, (iv) Know-How, or (v) software (collectively, the "Vicor Intellectual Property").

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            (b) To Vicor's Knowledge, Vicor is not infringing upon the proprietary rights of any Person. There are no claims pending or, to Vicor's Knowledge, threatened alleging that Vicor is currently infringing upon or using in an unauthorized manner or violating the proprietary rights of any Person.

            (c) Vicor is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Vicor.

      3.22 TAX FREE REORGANIZATION. Neither Vicor nor, to Vicor's Knowledge, any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      3.23 FULL DISCLOSURE. The representations and warranties of Vicor contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Vicor has Knowledge that has not been disclosed to SRKP pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on Vicor or materially adversely affect the ability of Vicor to consummate in a timely manner the transactions contemplated hereby.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF SRKP AND MERGERCO

      Except as otherwise specifically disclosed on the SRKP/MergerCo Disclosure Schedule (the "SRKP/MergerCo Disclosure Schedule") attached hereto as Exhibit "D", SRKP and MergerCo each hereby jointly and severally represent and warrant to Vicor as follows:

      4.1 ORGANIZATION AND DUE AUTHORIZATION; AUTHORITY. SRKP and MergerCo are, and on the Effective Date will be, corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on their respective businesses as now conducted and to own, lease and operate their respective assets. SRKP and MergerCo each have the corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. SRKP and MergerCo each have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of SRKP and MergerCo, enforceable against SRKP and MergerCo in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any such proceeding may be brought). Except for (x) approvals under applicable Blue Sky laws and the filing of Form D with the Securities and Exchange Commission and (y) the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of SRKP or MergerCo for the consummation by SRKP or MergerCo of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on SRKP or MergerCo, or adversely affect the consummation of the transactions contemplated hereby.

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      4.2 NO CONFLICTS. Neither SRKP nor MergerCo is subject to, or obligated under, any provision of (i) their respective Certificates of Incorporation or Bylaws, (ii) any agreement, arrangement or understanding nor (iii) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of their respective assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on SRKP or MergerCo.

      4.3 CAPITALIZATION.

            (a) As of the date hereof, SRKP is, and on the Effective Date will be, authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 2,700,000 shares of common stock and no shares of preferred stock are currently issued and outstanding. The issued and outstanding shares of capital stock of SRKP are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights and, to SRKP's Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. SRKP has, and on the Effective Date will have, no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by SRKP and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from SRKP any shares of capital stock or other securities of SRKP of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require SRKP to repurchase or otherwise acquire any shares of its capital stock.

            (b) SRKP is not a party to, and to SRKP's Knowledge, there does not exist, any voting trusts, proxies, or other contracts with respect to the voting shares of capital stock of SRKP.

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            (c) The authorized capital of MergerCo consists of 1,000 shares of common stock, par value $.0001 per share, all of which are, and on the Effective Date will be, issued and outstanding and held of record by SRKP. The issued and outstanding shares of capital stock of MergerCo are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, and, to SRKP's Knowledge, free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any option, lien, pledge, security interest, encumbrance or charge of any kind. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from MergerCo any shares of capital stock or other securities of MergerCo of any kind, and there will not be any such agreements prior to or on the Effective Date. There are, and on the Effective Date there will be, no agreements or other obligations (contingent or otherwise) which may require MergerCo to repurchase or otherwise acquire any shares of its capital stock.

      4.4 EXCHANGE ACT REPORTS.

            (a) Prior to the date of this Agreement, SRKP has made available to Vicor complete and accurate copies of (a) SRKP's Registration Statement on Form 10-SB/A as filed with the SEC on August 29, 2005 (the "SRKP 10-SB"), (b) SRKP's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2005 and March 31, 2006, as filed with the SEC (the "SRKP 10-QSB Reports"), and (c) SRKP's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC (the "SRKP 10-KSB Reports", and together with the SRKP 10-SB and SRKP 10-QSB Reports, the "SRKP SEC Filings"). The SRKP SEC Filings (i) at the time filed, complied with the applicable requirements of the securities laws and other applicable laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement or omit to state a material fact required to be stated in such SRKP SEC Filings or necessary in order to make the statements in such SRKP SEC Filings, in light of the circumstances under which they were made, not misleading.

            (b) SRKP has made available to Vicor audited balance sheets of SRKP as of December 31, 2005, and the related audited consolidated statements of operations, changes in stockholders' equity (net capital deficiency), and cash flows for the year then ended and from inception of Vicor to such date and its unaudited consolidated balance sheet as of March 31, 2006 and the related unaudited consolidated statements of operations, changes in stockholders' equity (net capital deficiency), and cash flows for the period then ended (the "SRKP Financial Statements"). Each of the SRKP Financial Statements (including, in each case, any related notes) contained in the SRKP SEC Filings, including any SRKP SEC Filings filed after the date of this Agreement until the Effective Time, complied as to form with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the financial position of SRKP as at the respective dates and the consolidated results of operations and cash flows for the periods indicated.

      4.5 LITIGATION. There is no Litigation instituted or pending, or, to the Knowledge of SRKP or to the Knowledge of MergerCo, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against SRKP or MergerCo, or against any director or employee of SRKP or MergerCo, in their capacity as such, or against any asset, interest, or right of any of them, nor are there any orders, judgments or decrees issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign outstanding against any SRKP or MergerCo. To the Knowledge of SRKP or to the Knowledge of MergerCo, there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving SRKP, or SRKP's officers, directors, employees or affiliates, individually or in the aggregate.

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      4.6 SUBSIDIARIES. MergerCo is SRKP's sole Subsidiary.

      4.7 NO BROKERS OR FINDERS. None of SRKP or any of its officers, directors, employees or Affiliates has employed any broker, finder, investment banker or investment advisor or Person performing a similar function, or incurred any liability for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement.

      4.8 TAX MATTERS.

            (a) Filing of Tax Returns. SRKP has timely filed with the appropriate taxing authorities all returns, declarations, reports, estimates, information returns, statements and other documents, ("SRKP Returns"), required to be filed in respect of Taxes or required to be filed or sent by it by any taxing authority having jurisdiction, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing through the date hereof. All such SRKP Returns were, and the information contained therein was, complete and accurate in all respects. SRKP has not requested any extension of time within which to file SRKP Returns (including, without limitation, information returns) in respect of any Taxes. SRKP and MergerCo have made available to Vicor copies of such portions of the federal, state, foreign and local income tax returns of each of SRKP and MergerCo since inception. Neither SRKP nor MergerCo has derived income from or operated a trade or business in any foreign country, state or locality.

            (b) Payment of Taxes. All Taxes in respect of periods beginning before the date hereof (i) if due and payable, have been timely paid, (ii) if not yet due and payable, have an adequate reserve established therefor in accordance with SRKP management's estimate of the taxes owed and in accordance with GAAP as of the Closing Date or (iii) are being contested in good faith by SRKP pursuant to appropriate proceedings which are being diligently pursued and an adequate reserve therefor has been established in accordance with GAAP, as set forth in Section 1.1(w) of the SRKP Disclosure Schedule. SRKP does not have any material liability for Taxes in excess of the amounts so paid or reserves so established in accordance with (b)(i) or (b)(ii) above. Each of SRKP and MergerCo has, within the time and manner prescribed by applicable law, rules and regulations, withheld and paid over to the proper taxing or other governmental authorities all Taxes required to be withheld and paid over. Except (i) acts, events or omissions that are ordinary business activities, (ii) to the extent relating to income SRKP receives after the Closing, or (iii) as set forth in
Section 1.1(w) of the SRKP Disclosure Schedule, to the Knowledge of SRKP, no acts, events or omissions have occurred on or before the Closing Date that would result in material Taxes for which SRKP or MergerCo is or may become liable that will apply in a period or a portion thereof beginning on or after the Closing Date.

            (c) Audit History. Except as set forth in Section 1.1(x) of the SRKP Disclosure Schedule, there are no deficiencies for Taxes claimed, proposed or assessed that have not yet been fully and finally resolved and, if such resolution required payment of any Taxes, such payment has been made. Except as set forth in Section 1.1(x) of the SRKP Disclosure Schedule, there are no pending or, to SRKP's Knowledge or to MergerCo's Knowledge, threatened audits, investigations or claims for or relating to Taxes, and there are no matters under discussion with any taxing or other governmental authority with respect to Taxes, in each case, that, in the reasonable judgment of SRKP and MergerCo or their respective tax advisers, are likely to result in a Material additional amount of Taxes. Audits of federal, state, foreign and local returns for Taxes of either SRKP or MergerCo by the relevant taxing authorities within the past 5 years have been completed for each period set forth in Section 1.1(x) of the SRKP Disclosure Schedule. Except as set forth in Section 1.1(x) of the SRKP Disclosure Schedule, no extension of a statute of limitations relating to Taxes is in effect with respect to either SRKP or MergerCo.

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            (d) Tax Elections.

                  (1) All material elections with respect to Taxes affecting either SRKP or MergerCo that are effective as of the date hereof are set forth in Section 1.1(y) of the SRKP Disclosure Schedule.

                  (2) Neither SRKP nor MergerCo: (i) has agreed, or is required, to make any adjustment under ss. 481(a) of the Code that would be applicable to any taxable period ending after the Closing Date by reason of a change in accounting method or otherwise; (ii) has made an election or is required, to treat any asset of either SRKP or MergerCo as owned by another Person pursuant to the provisions of ss. 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before enactment of the Tax Reform Act of 1986, (iii) owns tax-exempt bond financed property within the meaning of ss. 168(g) of the Code, or (iv) owns tax-exempt use property within the meaning of ss. 168(h)(1) of the Code.

            (e) Asset Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any Assets of either SRKP or MergerCo.

            (f) Tax Rulings/Binding Agreement. Neither SRKP nor MergerCo has requested or received any ruling from any taxing authority, or signed any binding agreement with any taxing authority (including, without limitation, any advance pricing agreement), that would materially adversely affect the amount of Taxes after the Closing Date.

            (g) Power of Attorney. Except as set forth in Section 1.1(bb) of the SRKP Disclosure Schedule, there is no power of attorney currently in force granted by either SRKP or MergerCo relating to Taxes.

            (h) Prior Affiliated Groups. Section 1.1(cc) of the SRKP Disclosure Schedule lists all combined consolidated or unitary groups (other than the consolidated or unitary group of which SRKP is the parent) of which each SRKP Entity has been a member and which has filed a combined, consolidated or unitary return for federal, state, local or foreign tax purposes.

            (i) Tax-Sharing Agreements. Neither SRKP nor MergerCo is a party to a tax-sharing agreement or any similar arrangement.

            (j) Existing Partnerships and Single Member LLCs. Neither SRKP nor MergerCo (i) is subject to any joint venture, partnership or other agreement or arrangement which is treated as a partnership for federal income tax purposes, or (ii) owns a single member limited liability company which is treated as a disregarded entity.

            (k) Parachute Payments. Neither SRKP nor MergerCo has made or become obligated to make, or will, as a result of any event connected with the merger of SRKP with CCBG or any other transaction contemplated herein, make or become obligated to make, any "excess parachute payment" as defined in ss. 280G of the Code.

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            (l) Balance of Intercompany Items. All items of income, gain, deduction or loss from an intercompany transaction will be taken into account as of the Closing Date under the matching and acceleration rules of Treas. Reg. ss. 1.1502-13.

            (m) Debt or Stock of Acquiring Group. Neither SRKP nor MergerCo owns any debt obligation of a CCBG Entity or any CCBG Capital Stock.

            (n) Compliance with ss. 6038A. Each SRKP Entity has complied with all applicable reporting and record-keeping requirements under ss. 6038A of the Code with respect to certain foreign-owned companies and transactions with certain related parties.

            (o) FIRPTA. Neither SRKP nor MergerCo is a "foreign Person" as defined in ss. 1445(f)(3) of the Code.

            (p) Permanent Establishment. Neither SRKP nor MergerCo has, or has had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and any such foreign country.

            (q) Security for Tax-Exempt Obligations. None of the Assets of either SRKP or MergerCo directly or indirectly secures any debt, the interest on which is tax-exempt under ss. 103(a) of the Code.

            (r) U.S. Real Property Holding Corporation. Neither SRKP nor MergerCo is, or has been, a United States real property holding corporation (as defined in ss. 897(c)(2) of the Code) during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Code.

            (s) Unpaid Tax. The unpaid Taxes of each of SRKP and MergerCo do not exceed the reserve for Taxes based upon SRKP management's estimates of the Taxes owed (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the most recent SRKP Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SRKP.

            (t) Tax Ownership. Each asset with respect to which either SRKP or MergerCo claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by such entity.

            (u) Timing Differences. No item of income or gain reported by either SRKP or MergerCo for financial accounting purposes in any pre-Closing period is required to be included in taxable income for a post-Closing period except to the extent that a reserve has been established on the books and financial statements of SRKP to reflect timing differences between book and Tax income.

      4.9 CONTRACTS AND COMMITMENTS. Except as contemplated herein, SRKP is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which are currently in effect.

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      4.10 AFFILIATE TRANSACTIONS. No officer, director or employee of SRKP, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange, the Nasdaq National or Small Cap Markets, or in an over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) (collectively "SRKP Insiders"), has any agreement with SRKP or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of SRKP (other than ownership of capital stock of SRKP Subsidiaries). SRKP is not indebted to any SRKP Insider (except for reimbursement of ordinary business expenses) and no SRKP Insider is indebted to SRKP) except for cash advances for ordinary business expenses). No SRKP Insider has any direct or indirect interest in any competitor, supplier or customer of SRKP or in any Person, firm or entity from whom or to whom SRKP leases any property, or in any other Person, firm or entity with whom SRKP transacts business of any nature. For purposes of this Section 4.11, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children or siblings of such officer, director or employee.

      4.11 COMPLIANCE WITH LAWS; PERMITS.

            (a) Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on SRKP, SRKP and its officers, directors, agents and employees have complied with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against SRKP, and SRKP has not received any notice, alleging a violation of any such laws, regulations or other requirements. SRKP is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Vicor after it acquires SRKP's properties, assets and business.

            (b) SRKP has no licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are, required or necessary to its operations and business.

      4.12 VALIDITY OF THE SRKP COMMON STOCK AND SRKP PREFERRED STOCK. The shares of SRKP Common Stock and SRKP Preferred Stock to be issued to holders of Vicor Common Stock or Vicor Preferred Stock, respectively, pursuant to this Agreement will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable under the DGCL. None of the outstanding shares of SRKP Common Stock or SRKP Preferred Stock has been, and none of the shares of SRKP Common Stock to be issued in exchange for shares of Vicor Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of SRKP.

      4.13 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of SRKP, complete copies of which have been made available to Vicor, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, have a Material Adverse Effect on SRKP. At the Closing, all of SRKP's records will be in the possession of SRKP.

      4.14 REAL PROPERTY. SRKP does not own or lease any real property.

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      4.15 INSURANCE. SRKP does not own or maintain any insurance policies.

      4.16 NO UNDISCLOSED LIABILITIES. Neither SRKP nor MergerCo has any liabilities except liabilities which are accrued or reserved against in the consolidated balance sheets of SRKP as of December 31, 2005, included in the SRKP Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Neither SRKP nor MergerCo has incurred or paid any liability since December 31, 2005, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an SRKP Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

      4.17 ENVIRONMENTAL MATTERS.

            (a) SRKP, MergerCo, their respective Operating Properties and their respective Participation Facilities are and have been in compliance with all Environmental Laws.

            (b) There has not occurred, nor is there presently occurring, nor is there any basis for the occurrence of, any emission, release, discharge, spill, or disposal, or any threatened emission, release, discharge, spill, or disposal, of any Hazardous Material at, in, on, upon, about, into, beneath, adjacent to, or affecting (or potentially affecting) any respective current or former properties of SRKP, MergerCo, their respective Operating Properties and their respective Participation Facilities, that was caused by, contributed to, exacerbated by, or otherwise affected or adversely affected by (or potentially affected or adversely affected by), the acts or omissions of SRKP, MergerCo, their respective Operating Properties or, to the Knowledge of SRKP or the Knowledge of MergerCo, their respective Participation Facilities, including, but not limited to, (i) in an amount requiring, or reasonably requiring, a notice, notification, or report to be made to a governmental agency or authority pursuant to Environmental Laws or (ii) in violation or noncompliance, or alleged violation or noncompliance, of Environmental Laws.

            (c) SRKP, MergerCo, their respective Operating Properties and their respective Participation Facilities have not, at any time, generated, manufactured, processed, distributed, treated, stored, transported, used or handled or disposed of or arranged for the disposal of Hazardous Material at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Material or (ii) any site which, pursuant to any Environmental Laws,
(x) has been placed on the National Priorities List or on its state equivalent or analog or on any other list of hazardous waste sites maintained by a governmental agency or authority, or (y) the United States Environmental Protection Agency or the relevant state agency or other governmental agency or authority has notified SRKP, MergerCo, any of their respective Operating Properties or any of their respective Participation Facilities that such governmental agency or authority has proposed or is proposing to place such site on the National Priorities List or on its state equivalent or analog or on any other list of hazardous waste sites maintained by a governmental agency or authority, nor is there any basis for the above.

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            (d) There is no litigation pending, or to the Knowledge of SRKP or to the Knowledge of MergerCo, threatened to occur, before any court, governmental agency or authority, or any other forum, in which any SRKP, MergerCo, or their respective Operating Properties or, to the Knowledge of SRKP or to the Knowledge of MergerCo, their respective Participation Facilities, has been or, with respect to threatened litigation, may be named as a defendant or respondent (i) for violation or noncompliance, or alleged violation or noncompliance, with any Environmental Laws or (ii) relating to the emission, release, discharge, spill, or disposal or threatened emission, release, discharge, spill, or disposal of any Hazardous Material at, in, on, upon, about, into, beneath, adjacent to, or affecting (or potentially affecting) the environment, whether or not occurring at, in, on, into, upon, beneath, about, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by SRKP, MergerCo, or their respective Operating Properties or their respective Participation Facilities.

            (e) There are no non-compliance orders, warning letters, or notices of violation (collectively, "Notices") pending, nor to the Knowledge of SRKP or to the Knowledge of MergerCo is there a basis for any Notices, before any court, governmental agency or authority, or any other forum, in which SRKP, MergerCo, or their respective Operating Properties or, to the Knowledge of SRKP or to the Knowledge of MergerCo, their respective Participation Facilities, has been or, with respect to threatened Notices, may be named as a defendant or respondent
(i) for violation or noncompliance, or alleged violation or noncompliance, with any Environmental Laws, or (ii) relating to the emission, release, discharge, spill, or disposal or threatened emission, release, discharge, spill, or disposal of any Hazardous Material at, in, on, upon, about, into, beneath, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by SRKP, MergerCo, or their respective Operating Properties or their respective Participation Facilities.

      4.18 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in the SRKP SEC Filings or as otherwise contemplated by this Agreement, since December 31, 2005, SRKP has conducted its business only in the ordinary course consistent with past practice and there has not occurred or been entered into, as the case may be:
(i) any event having a Material Adverse Effect on SRKP, (ii) any event that would reasonably be expected to prevent or materially delay the performance of SRKP's obligations pursuant to this Agreement, (iii) any material change by SRKP in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of SRKP or any redemption, purchase or other acquisition of any of SRKP's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of SRKP, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of SRKP,
(vi) any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by SRKP,
(vii) any amendment to the Certificate of Incorporation or Bylaws of SRKP,
(viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by SRKP, (x) purchase, sale, assignment or transfer of any material assets by SRKP, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of SRKP, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on SRKP, or (z) cancellation, compromise, release or waiver by SRKP of any rights of material value or any material debts or claims, (ix) any incurrence by SRKP of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of SRKP, (xi) entry by SRKP into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which SRKP is a party or by which any of them is bound, (xiii) entry by SRKP into any loan or other transaction with any officers, directors or employees of SRKP, (xiv) any charitable or other capital contribution by SRKP or pledge therefore, (xv) entry by SRKP into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by SRKP to do any of the things described in the preceding clauses (i) through (xv).

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      4.19 EMPLOYEE BENEFIT PLANS.

            (a) SRKP does not have any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, other written employee programs, arrangements, or agreements, including any employment agreement which may itself contain such provisions, medical, vision, dental, or other health plans, other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, that is currently, or has ever been, maintained by SRKP or with respect to which SRKP has an obligation to contribute, or which is otherwise in effect.

            (b) No director, officer, or employee of SRKP will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) solely as a result of consummation of the transactions contemplated by this Agreement.

      4.20 EMPLOYEES. Except as disclosed in the SRKP SEC Filings, SRKP has no employees.

      4.21 PROPRIETARY INFORMATION AND INVENTIONS. No current SRKP employee, consultant, and advisory board member is party to either a non-disclosure agreement or an alternative employment agreement with SRKP containing comparable non-disclosure provisions.

      4.22 INTELLECTUAL PROPERTY.

            (a) SRKP does not own or license the right to use any (i) Patents,
(ii) Copyrights, (iii) Trademarks, (iv) Know-How, or (v) software (collectively, the "SRKP Intellectual Property").

            (b) To SRKP's Knowledge, SRKP is not infringing upon the proprietary rights of any Person. There are no claims pending or, to SRKP's Knowledge, threatened alleging that SRKP is currently infringing upon or using in an unauthorized manner or violating the proprietary rights of any Person.

            (c) SRKP is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other Contract relating to Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on SRKP.

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      4.23 TAX FREE REORGANIZATION. Neither SRKP nor, to SRKP's Knowledge, any
of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      4.24 FULL DISCLOSURE. The representations and warranties of SRKP and MergerCo contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which SRKP or MergerCo has Knowledge that has not been disclosed to Vicor pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on SRKP or MergerCo or materially adversely affect the ability of SRKP or MergerCo to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

      5.1 CONDUCT OF BUSINESS BY SRKP AND MERGERCO. From the date of this Agreement until the earlier of the Effective Date on the termination of this Agreement, unless Vicor shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, neither SRKP nor MergerCo shall, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws,
(b) split, combine or reclassify any outstanding shares of capital stock of SRKP, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of SRKP, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of SRKP's entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and SRKP's past custom and practice, (f) issue, sell, pledge, encumber the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of SRKP Common Stock SRKP Preferred Stock or any other Capital Stock or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return, (i) incur any debt or other obligations, (j) enter into, modify, amend, or terminate any contract or agreement, (k) adopt any new benefit plan, or (l) commence or settle any litigation.

      5.2 CONDUCT OF BUSINESS BY VICOR. From the date of this Agreement until the earlier of the Effective Date of the termination of this Agreement, unless SRKP shall otherwise agree in writing or otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.2, Vicor shall not, directly or indirectly, (a) amend its Certificate of Incorporation or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of Vicor, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of Vicor, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of Vicor's entry into this Agreement for which consents, waivers or modifications are required to be obtained, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Vicor's past custom and practice,
(f) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof or (g) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax return.

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                                   ARTICLE VI
                       ADDITIONAL COVENANTS AND AGREEMENTS

      6.1 GOVERNMENTAL FILINGS. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, responses to SEC comment letters, and applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings.

      6.2 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. All SRKP Professional Fees shall be paid by Vicor.

      6.3 DUE DILIGENCE; ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) Between the date hereof and the Closing Date, Vicor and SRKP shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as "Representatives"), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as "Evaluation Material") relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

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            (b) Vicor and SRKP agree that each such party will not use the
Evaluation Material for any purpose other than in connection with the Merger and the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party's Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the Merger and the transactions contemplated hereunder. Each agrees that it will, within ten (10) days of the other party's request, re-deliver to such party all copies of that party's Evaluation Material in its possession or that of its Affiliates or Representatives if the Merger does not close as contemplated herein.

            (c) In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, or a party has determined that it is required under applicable law or regulation to disclose Evaluation Material, such party will give the other party prompt notice of such request or determination so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such Person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed. The parties acknowledge that, upon execution and delivery, this Agreement (but not the exhibits and schedules thereto) will be filed by SRKP with the Securities and Exchange Commission under cover of Form 8-K.

            (d) Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither SRKP nor Vicor nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                  (i) is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

                  (ii) was available to such party on a non-confidential basis prior to its disclosure;

                  (iii) becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

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                  (iv) developed by such party independently of any disclosure by the other party; or

                  (v) is disclosed in compliance with Section 6.3(c).

      Nothing in this Section 6.3 shall prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

            (e) SRKP and Vicor each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

      6.4 TAX TREATMENT. Each of the parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to use its reasonable efforts to take no action which would cause the Merger not, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

      6.5 PRESS RELEASES. Vicor and SRKP shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

      6.6 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. Subject to the obligations and understandings set forth in Section 6.7 hereof, as soon as reasonably practicable after execution of this Agreement, at a date determined by Vicor in its sole discretion (provided that such date is after the closing of the Convertible Note Private Financing), Vicor shall prepare and SRKP shall file the Registration Statement with the SEC, and both parties shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act and take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of SRKP Common Stock upon consummation of the Merger. SRKP and Vicor shall each cooperate in the preparation and filing of the Registration Statement and shall each furnish all information concerning it and the holders of its capital stock as either party may reasonably request in connection with such action. Vicor shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) SRKP shall prepare and file with the SEC the Registration Statement which shall contain the Proxy Statement and Vicor shall mail such Proxy Statement to the Vicor stockholders, (ii) Vicor shall furnish to SRKP all information concerning Vicor that SRKP may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Vicor shall recommend to Vicor stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of Vicor shall use their reasonable efforts to obtain such stockholders' approval. SRKP and Vicor shall make all necessary filings with respect to the Merger under the securities laws. Neither the Registration Statement nor any of the registration statements referenced in Section 6.7 hereof shall be filed at any time before the final closing and termination of the Convertible Note Private Financing.

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      6.7 ADDITIONAL REGISTRATION OBLIGATIONS. The parties hereto agree and acknowledge that SRKP shall prepare and file, no later than the filing of the Registration Statement in accordance with Section 6.6 hereof (the "Initial Filing Date"), with the SEC a registration statement on Form SB-2 or other appropriate form (the "SRKP Stockholder Registration Statement") to register the resale of SRKP Common Stock held by the Original SRKP Stockholders; provided, however, that the SRKP Stockholder Registration Statement shall not cover any shares held by such stockholders who are affiliates of WestPark Capital, Inc. ("WestPark Affiliates"), as specified in Section 6.7 of the SRKP/MergerCo Disclosure Schedule, who shall instead receive registration rights to require SRKP to file a registration statement on Form SB-2 or other appropriate form (the "Second Registration Statement") to register the resale of shares of SRKP Common Stock held by them and shares of SRKP Common Stock held by WestPark Capital, Inc. ("WestPark") no later than the tenth (10) day after the end of the six (6) month period that immediately follows the Effective Time (the "Required Second Filing Date"). Vicor, SRKP and the Surviving Company shall use their reasonable best efforts to: (i) maintain the SRKP Stockholder Registration Statement and the Second Registration Statement effective for a period of twenty-four (24) months at SRKP's expense; and (ii) cause the SRKP Stockholder Registration Statement to become effective within one hundred twenty (120) days after the Initial Filing Date; and (iii) cause the Second Registration Statement to become effective within one hundred twenty (120) days (or one hundred fifty
(150) days in case of a full review by the SEC) after the Required Second Filing Date (the "Required Second Effectiveness Date"). Vicor, SRKP and the Surviving Company shall enter into a Registration Rights Agreement acceptable to the Original SRKP Stockholders with respect to rights described in this Section 6.7 and the filing of the SRKP Stockholder Registration Statement (the "First Registration Rights Agreement"). Vicor, SRKP and the Surviving Company shall also enter into a Registration Rights Agreement on terms acceptable to the WestPark Affiliates and WestPark with respect to rights described in this
Section 6.7 and the filing of the Second Registration Statement (the "WestPark Registration Rights Agreement"). Notwithstanding anything contained herein to the contrary, if SRKP fails to file the Second Registration Statement by the Required Second Filing Date or if the Second Registration Statement does not become effective on or before the Required Effectiveness Date due to the failure of SRKP to fulfill its obligations hereunder and the WestPark Registration Rights Agreement, SRKP shall be required to issue, as liquidated damages, to WestPark Capital, Inc. and the WestPark Affiliates shares equal to a total of 0.0333% of the shares to be covered by the Second Registration Statement for each day that the Second Registration Statement has not been filed or declared effective by the SEC (and until the Second Registration Statement is filed with or declared effective by the SEC), as applicable. Notwithstanding any other provision of this Agreement, all obligations under clause (i) of this Section
6.7 shall cease with respect to the SRKP Stockholder Registration Statement and the Second Registration Statement, respectively, if all of the shares of SRKP Common Stock covered by the SRKP Stockholder Registration Statement and the Second Registration Statement (y) are sold pursuant to such registration statement, or (z) become otherwise freely tradable pursuant to Rule 144(k) under the Securities Act.

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      6.8 SECURITIES REPORTS. SRKP shall timely file with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act. All such reports and documents (i) shall not, as of the date of such filing, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) shall comply as to form, in all material respects, with the applicable rules and regulations of the SEC. SRKP agrees to provide to Vicor copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

      6.9 NO SOLICITATION.

            (a) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither SRKP nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that SRKP may engage in such discussion and provide such non-public information (subject to obtaining confidentiality agreements) in response to an unsolicited proposal from an unrelated party if the Board of Directors of SRKP determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of SRKP. SRKP will promptly advise Vicor if it receives a proposal or inquiry with respect to the matters described above.

            (b) Unless and until this Agreement shall have been terminated pursuant to Section 8.1, neither Vicor nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person or group of Persons concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided, however, that Vicor may engage in such discussion in response to any unsolicited proposal from an unrelated party if the Board of Directors of Vicor determines, in good faith, after consultation with counsel, that the failure to engage in such discussions and provide such non-public information (subject to obtaining confidentiality agreements) may constitute a breach of the fiduciary or legal obligations of the Board of Directors of Vicor. Vicor will promptly advise SRKP if it receives a proposal or inquiry with respect to the matters described above.

      6.10 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

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      6.11 NOTIFICATION OF CERTAIN MATTERS. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

      6.12 DISCLOSURE SCHEDULES. Vicor shall prepare and deliver to SRKP the Vicor Disclosure Schedule no later than September 30, 2006.

                                   ARTICLE VII
                                   CONDITIONS

      7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

            (a) NO PROHIBITIVE CHANGE OF LAW. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

            (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the requisite Vicor stockholder vote.

            (c) SECTION 14(F) COMPLIANCE. Ten days shall have elapsed since an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the stockholders of SRKP in accordance with said Rule 14f-1.

            (d) ADVERSE PROCEEDINGS. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by SRKP or MergerCo of all or a material portion of the business or assets of Vicor, or to compel SRKP or MergerCo or Vicor to dispose of or to hold separately all or a material portion of the business or assets of SRKP or of MergerCo or of Vicor, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

            (e) GOVERNMENTAL ACTION. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(e).

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            (f) MARKET CONDITIONS. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets in any of the foregoing cases generally that would make completion of the Merger impossible.

      7.2 ADDITIONAL CONDITIONS TO OBLIGATION OF SRKP. The obligation of SRKP to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

            (a) REPRESENTATIONS AND COMPLIANCE. The representations of Vicor contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Closing Date, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. Vicor shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

            (b) OFFICER'S CERTIFICATE. Vicor shall have furnished to SRKP certificate of the Chief Executive Officer, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.2(a) have been fulfilled.

            (c) SECRETARY'S CERTIFICATE. Vicor shall have furnished to SRKP (i) copies of the text of the resolutions by which the corporate action on the part of Vicor necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Closing Date executed on behalf of Vicor by its corporate secretary or one of its assistant corporate secretaries certifying to SRKP that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Closing Date executed on behalf of Vicor by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Vicor executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by Vicor and, (iv) a copy of the Certificate of Incorporation of Vicor, certified by the Secretary of State of Delaware, and a certificate from the Secretary of State of Delaware evidencing the good standing of Vicor in such jurisdiction as of a day within five business days prior to the Closing Date.

            (d) CONSENTS AND APPROVALS. Vicor shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement, in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Vicor's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Vicor or any license, franchise or permit of or affecting Vicor.

            (e) MERGER CERTIFICATE. Vicor shall have executed a copy of the Certificate of Merger.

            (f) LEGAL OPINION. SRKP shall have obtained a legal opinion from Vicor's counsel in a form satisfactory to SRKP and its counsel.

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            (g) "LOCK UP" AGREEMENT BY EXISTING VICOR STOCKHOLDERS. Vicor shall have obtained the written agreement of the holders of at least 95.0% of the outstanding shares of Vicor Common Stock (calculated as of the Effective Date) to refrain from selling, assigning or otherwise transferring any of the shares of Vicor Common Stock held by them for a period of one year without the prior written consent of WestPark. WestPark may withhold such consent in its sole discretion. SRKP may elect to waive or reduce this 95.0% agreement requirement in its sole discretion.

            (h) REGISTRATION RIGHTS AGREEMENTS. Vicor shall have executed and delivered the First Registration Rights Agreement and the WestPark Registration Rights Agreement.

            (i) EFFECTIVENESS OF REGISTRATION STATEMENT. The SRKP Stockholder Registration Statement shall have been declared effective by the SEC.

      7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF VICOR. The obligation of Vicor to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

            (a) REPRESENTATIONS AND COMPLIANCE. The representations of SRKP and MergerCo contained in this Agreement were accurate as of the date of this Agreement and are accurate as of the Effective Time, in all respects (in the case of any representation containing any materiality qualification) or in all material respects (in the case of any representation without any materiality qualification), except for representations and warranties made as of a specific date, which shall be accurate as of such date. SRKP and MergerCo, respectively, shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing Date.

            (b) OFFICERS' CERTIFICATE. SRKP shall have furnished to Vicor a certificate of the Chief Executive Officer and the Chief Financial Officer of SRKP, dated as of the Effective Date, in which such officers shall certify that, to their best Knowledge, the conditions set forth in Section 7.3(a) have been fulfilled.

            (c) SECRETARY'S CERTIFICATE. SRKP shall have furnished to Vicor (i) copies of the text of the resolutions by which the corporate action on the part of SRKP necessary to approve this Agreement and the Certificate of Merger, the election of the directors and appointment of officers of Vicor to serve following the Closing Date and the transactions contemplated hereby and thereby were taken, (ii) a certificate of the corporate secretary or assistant corporation secretary of SRKP dated as of the Closing Date certifying to Vicor that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded,
(iii) an incumbency certificate dated as of the Closing Date executed on behalf of SRKP by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of SRKP executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iv) a copy of the Certificate of Incorporation of SRKP, certified by the Secretary of State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of SRKP in such jurisdiction as of a day within three business days prior to the Closing Date.

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            (d) CONSENTS AND APPROVALS. SRKP and MergerCo shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of SRKP's or MergerCo's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting SRKP or any license, franchise or permit of or affecting SRKP.

            (e) SEC REPORTS. SRKP shall have timely filed with the SEC all reports and other documents required to be filed under the Securities Act or Exchange Act.

            (f) SRKP CERTIFICATE OF DESIGNATION. SRKP shall have filed a Certificate of Designation setting forth all of the rights, preferences and other terms of the SRKP Preferred Stock in substantially the form attached hereto as Exhibit B.

            (g) RESIGNATIONS. Each of the officers and non-continuing directors of SRKP immediately prior to the Effective Time shall deliver duly executed resignations from their positions with SRKP effective immediately after the Effective Time.

            (h) DISSENTERS' RIGHTS. Holders of no more than two (2) percent of the outstanding shares of Vicor Common Stock and Vicor Preferred Stock, respectively, shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

            (i) LEGAL OPINION. Vicor shall have obtained a legal opinion from SRKP's counsel in a form satisfactory to Vicor and its counsel.

                                  ARTICLE VIII
                                   TERMINATION

      8.1 TERMINATION. This Agreement may be terminated prior to the Effective
Date:

            (a) by mutual consent of Vicor and SRKP, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

            (b) by SRKP, if any representation of Vicor set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.2(a) could not be satisfied;

            (c) by Vicor, if any representation of SRKP set forth in this Agreement was inaccurate when made or becomes inaccurate such that the condition set forth in Section 7.3(a) could not be satisfied;

            (d) by SRKP, if Vicor fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.2(a) could not be satisfied;

            (e) by Vicor, if SRKP fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 7.3(a) could not be satisfied;

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            (f) by Vicor, if, following a vote by the stockholders of Vicor at the Vicor Stockholder Meeting, the Merger and this Agreement are not duly approved by the stockholders of Vicor;

            (g) by either Vicor or SRKP if the Closing Date is not on or before December 31, 2006, or such later date as Vicor and SRKP may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

            (h) by SRKP if, after complying with Section 6.9(a) and affording Vicor ten (10) business days notice of its proposal to enter into an agreement with a third party for a transaction of a nature specified in Section 6.9(a) (and, if Vicor so elects, after good faith negotiations with Vicor during such ten business day period, to attempt to make adjustments in the terms and conditions of this Agreement as would enable SRKP to proceed with the Merger), the Board of Directors of SRKP shall have concluded that such third party offer is superior to the provisions of this Agreement, after considering any revised offer made by Vicor;

            (i) by Vicor if, after complying with Section 6.9(b) and affording SRKP ten (10) business days notice of its proposal to enter into an agreement with a third party for a transaction of a nature specified in Section 6.9(b) (and, if SRKP so elects, after good faith negotiations with SRKP during such ten business day period to attempt to make adjustments in the terms and conditions of this Agreement as would enable Vicor to proceed with the Merger), the Board of Directors of Vicor shall have concluded that such third party offer is superior to the provisions of this Agreement, after considering any revised offer made by SRKP; and

            (j) by SRKP, if the Vicor Disclosure Schedule (to be delivered on or before September 30, 2006) contains any information (A) that is inconsistent or different in any material respect from information discovered by SRKP, or furnished to SRKP by Vicor, during the course of SRKP's due diligence review of Vicor and its business and operations in connection with the transactions contemplated hereby, and (B) that has or relates to an item, event or occurrence that has a Material Adverse Effect on Vicor.

      Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

      8.2 NO SURVIVAL. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, except that the obligations contained in Article II and any other obligation contained in this Agreement requiring performance or compliance after the Effective Time (including without limitation Section 6.3(d)) will survive the Effective Time indefinitely.

                                   ARTICLE IX
                               GENERAL PROVISIONS

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      9.1 NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered or sent by nationally recognized overnight courier delivery service (such as Federal Express, UPS, DHL or USPS Express Mail) addressed to:

      IF TO VICOR:     Vicor Technologies, Inc.
                       2300 Corporate Blvd NW, Suite 123
                       Boca Raton, FL 33432
                       Attention:  David H. Fater, President and Chief Executive
                       Officer

      WITH COPIES TO:  Gunster, Yoakley & Stewart, P.A.
                       500 East Broward Blvd., Suite 1400
                       Fort Lauderdale, FL  33394-3076
                       Attention:  Robert C. White, Jr., Esq.

      IF TO SRKP:      SRKP 6, Inc.
                       1900 Avenue of the Stars
                       Suite 310
                       Los Angeles, CA  90067
                       Attention: Richard Rappaport, President

      With copies to:  Stubbs Alderton & Markiles, LLP
                       15260 Ventura Boulevard
                       20th Floor
                       Sherman Oaks, California 91403
                       Attention:  Scott Alderton, Esq.

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered on the date of actual delivery or the date such delivery is refused by the recipient, as applicable.

      9.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

      9.3 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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      9.4 AMENDMENT. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Vicor Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Vicor Common Stock.

      9.5 WAIVERS.

            (a) Prior to or at the Effective Time, SRKP, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by Vicor, to waive or extend the time for the compliance or fulfillment by Vicor of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SRKP under this Agreement, except any condition which, if not satisfied, would result in the violation of any law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SRKP. Without limiting the generality of the preceding provisions of this Section 9.5, SRKP may, in its sole discretion, elect to waive or reduce the requirements of Section 7.2(g) and proceed with the consummation of the Merger.

            (b) Prior to or at the Effective Time, Vicor, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by SRKP, to waive or extend the time for the compliance or fulfillment by SRKP of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Vicor under this Agreement, except any condition which, if not satisfied, would result in the violation of any law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Vicor.

            (c) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

      9.6 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including all Exhibits, Schedules, documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Without limiting the generality of the preceding provisions of this Section 9.6, all Exhibits and Schedules attached to this Agreement are hereby incorporated into and made a part of this Agreement.

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      9.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      9.9 GOVERNING LAW. This Agreement is governed by the internal laws of the State of Delaware without regard to such State's principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.

      9.10 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.1. Nothing in this Section 9.10, however, affects the right of any party to serve legal process in any other manner permitted by law.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

                                   VICOR TECHNOLOGIES, INC.

                                   By:    /s/ David H. Fater
                                          -------------------------------------
                                   Name:  David H. Fater
                                   Title: President and Chief Executive Officer

                                   SRKP 6, INC.

                                   By:    /s/ Richard Rappaport
                                          -------------------------------------
                                   Name:  Richard Rappaport
                                   Title: President

                                   VICOR ACQUISITION CORP

                                   By:    /s/ Richard Rappaport
                                          -------------------------------------
                                   Name:  Richard Rappaport
                                   Title: President


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                                    EXHIBIT A
                                    ---------
                              CERTIFICATE OF MERGER
                              ---------------------



                                       44
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                                    EXHIBIT B
                                    ---------
                         SRKP CERTIFICATE OF DESIGNATION
                         -------------------------------



                                       45
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                                                                  EXECUTION COPY

                                    EXHIBIT C
                                    ---------
                            VICOR DISCLOSURE SCHEDULE
                            -------------------------






                                       46
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                                    EXHIBIT D
                                    ---------
                        SRKP/MERGERCO DISCLOSURE SCHEDULE
                        ---------------------------------



                                       47
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                                                                  EXECUTION COPY

                                    EXHIBIT E
                                    ---------
                  LIST OF ORIGINAL SRKP SHARES AND STOCKHOLDERS
                  ---------------------------------------------



                                       48
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                                                                  EXECUTION COPY

                                   SCHEDULE 1
                                   ----------
                    DESCRIPTION OF EXCLUDED CONVERTIBLE NOTES
                    -----------------------------------------

                       LIST OF ATTACHMENTS AND SCHEDULES

EXHIBIT A - CERTIFICATE OF MERGER

EXHIBIT B - SRKP CERTIFICATE OF DESIGNATION

EXHIBIT C - VICOR DISCLOSURE SCHEDULE

EXHIBIT D - SRKP/MERGERCO DISCLOSURE SCHEDULE

EXHIBIT E - LIST OF ORIGINAL SRKP SHARES AND STOCKHOLDERS

SCHEDULE 1 - DESCRIPTION OF EXCLUDED CONVERTIBLE NOTES

---------
* omitted pursuant to Item 601(b)(2) of Regulation S-B